                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      August 23, 2004
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                              Majesco Holdings Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       333-70663                                          06-1529524
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(Commission File Number)                       (IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey                          08837
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   (Address of Principal Executive Offices)                           (Zip Code)

                                 (732) 225-8910
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

     On August 27, 2004, Majesco Holdings Inc. (the "Company") issued a press release announcing the appointment of Carl J. Yankowski as the Company's Chief
Executive Officer and Chairman of the board of directors (the "Board") as of
August 24, 2004 (the "Effective Date"). A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

     From November 2001 to August 2004, Mr. Yankowski was an active Principal of the Westerham Group LLC, a management and consulting firm. From March 2002 to the present, he has served as the Chairman of CRF, Inc., an electronic patient diaries company. From November 1999 to November 2001, he served as Chief
Executive Officer of Palm, Inc., a handheld devices and solutions company. Prior to that, he was Chief Executive Officer of Reebok Brand at Reebok International
Ltd., a sports footwear and apparel company. He was also President of Sony
Electronics. Mr. Yankowski also served on the board of directors of Novell Inc.
from June 2001 to February 2003, and currently serves on the board of directors of Chase Corporation, Informatica, TNX Television Holdings, Inc. and a number of privately-held companies. Mr. Yankowski holds a Bachelor of Science in
Electrical Engineering and a Bachelor of Science in Management from the
Massachusetts Institute of Technology, where he is on the board of the Sloan
School of Management.

     The Company entered into an employment agreement with Mr. Yankowski that provides for an annual base salary of $375,000. He is also eligible to receive a discretionary bonus of up to $62,500 for the period from the Effective Date through the close of the Company's fiscal year and a discretionary bonus for each annual period thereafter of up to 100% of his base salary. In addition, Mr.
Yankowski was granted, pursuant to the Company's 2004 Employee, Director and
Consultant Stock Plan, options to purchase a total of 6,950,000 shares of the
Company's common stock, which options have various exercise prices and vesting schedules, and expire ten (10) years from the grant date. He is also eligible to receive a bonus of $1,000,000 upon a change in control of the Company, subject to certain conditions. If the Company terminates Mr. Yankowski's employment without cause (as defined in the agreement) or the agreement is terminated by
Mr. Yankowski for good reason (as defined in the agreement), Mr. Yankowski will receive severance benefits from the Company including, among other benefits, continued payment of his then base salary for a period of 12 months, a percentage of the annual bonus (provided an annual bonus would have otherwise been awarded), and immediate vesting and exercisability of his unvested stock options (or other unvested compensatory equity awards) as if he remained in the employ of the Company for 18 months following such termination. The agreement contains customary confidentiality, non-competition/non-solicitation, and indemnification terms and is terminable at-will by either party.

     The Company has agreed to continue to nominate Mr. Yankowski to the Board at each meeting of stockholders involving the election of directors. Mr.
Yankowski is not expected to serve on any committees of the Board.

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

     On August 23, 2004, the Company, by unanimous written consent of the Board, amended Section 6.7 of its Amended and Restated Bylaws to allow for separate persons to hold the titles of President and

Chief Executive Officer, if so determined by the Board. The previous provision provided that the President shall also be the Chief Executive Officer of the
Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

EXHIBIT
NUMBER                           EXHIBIT TITLE OR DESCRIPTION
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99.1         Press release dated August 27, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Majesco Holdings Inc.
                                                 (Registrant)

Date: August 27, 2004                            By:  /s/ Carl J. Yankowski
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                                                      Carl J. Yankowski
                                                      Chief Executive Officer